Exhibit 1



                         ESI TRACTEBEL ACQUISITION CORP.

                       $220,000,000 SECURED BONDS DUE 2011

       unconditionally guaranteed as to the payment of principal, premium, if any, and interest by


                              NORTHEAST ENERGY, LP

                                 -------------

                               Purchase Agreement



                                                               February 12, 1998


Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Ladies and Gentlemen:

         ESI Tractebel Acquisition Corp., a Delaware corporation (the "Company"), a special purpose corporation wholly-owned by ESI Northeast Energy Acquisition Funding, Inc. ("ESI Acquisition Funding"), an affiliate of ESI Energy, Inc. ("ESI Energy"), and Tractebel Power, Inc. ("Tractebel Power" and together with ESI Energy, the "Sponsor Guarantors") proposes, subject to the terms and conditions stated herein, to issue and sell to Goldman, Sachs & Co. (the "Purchaser" or "Goldman Sachs") an aggregate of $220,000,000 principal amount of 7.99% Secured Bonds Due 2011 of the Company, specified above (the "Bonds"). The proceeds to be received by the Company from the sale of the Bonds will be loaned by the Company to Northeast Energy, LP, a Delaware limited partnership ("NE LP") to refinance a portion of the purchase price paid by NE LP to acquire a 98% limited partnership interest and a 1% general partnership interest in each of Northeast Energy Associates, A Limited Partnership ("NEA") and North Jersey Energy Associates, A Limited Partnership ("NJEA," and together with NEA, the "Partnerships") and by Northeast Energy, LLC, a direct wholly-owned subsidiary of NE LP ("NE LLC") to acquire a 1% limited partnership interest in each of NEA and NJEA.

         The Company's obligations under the Bonds will be unconditionally guaranteed by NE LP, the sole general partner of each of the Partnerships (the "Bond Guarantor"), which is owed by ESI Northeast Energy GP, Inc., a Florida corporation ("ESI GP") as a general partner, ESI Northeast Energy LP, Inc., a Florida corporation ("ESI LP") as a limited partner, Tractebel Northeast Generation GP, Inc., a Delaware corporation ("Tractebel GP") as a general partner, and Tractebel Associates Northeast LP, Inc., a Delaware corporation ("Tractebel LP") as a limited partner. The Bond Guarantor and the Sponsor Guarantors are collectively referred to herein as the "Guarantors."

         Capitalized terms used herein without definitions shall have the meanings assigned to them in the Offering Circular (as defined herein).

         Pursuant to a Registration Rights Agreement, to be dated the Time of Delivery, among the Company, the Bond Guarantor and the Purchaser (the "Registration Rights Agreement"), substantially in the form attached as Exhibit C hereto, the Company and the Bond Guarantor will agree, among other things, to file with the Securities and Exchange Commission (the "Commission"), under the circumstances set forth therein, (i) a registration statement under the United States Securities Act of 1933, as amended (the "Securities Act") relating to (a) another series of debt securities of the Company with terms substantially identical to the Bonds (the "Exchange Bonds") to be offered in exchange for the Bonds (the "Exchange Offer"), and (ii) to the extent required by the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 of the Securities Act relating to the resale by certain holders of the Bonds, and in each case, to use its best efforts to cause such registration statements to be declared effective. An execution and delivery of the Registration Rights Agreement by the Company and the Bond Guarantor is a condition to the Purchaser's obligations under Section 3 hereof.

       1. Each of the Company, the Bond Guarantor and the Sponsor Guarantors jointly and severally represents and warrants to, and agrees with the Purchaser that:

       (a) A preliminary offering circular, dated January 28, 1998 (the "Preliminary Offering Circular") and an offering circular, dated February 12, 1998 (the "Offering Circular"), in each case including the international supplement thereto, have been prepared in connection with the offering of the Bonds. Any reference to the Preliminary Offering Circular or the Offering Circular, as the case may be, as amended or supplemented, as of any specified date, shall be deemed to refer to and to include any Additional Issuer Information (as defined in Section 5(f)) furnished by the Company prior to the completion of the distribution of the Bonds. The Preliminary Offering Circular or the Offering Circular and any amendments or supplements thereto did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Purchaser expressly for use therein;

       (b) Neither Partnership nor any of its subsidiaries has sustained since the date of the latest audited financial statements of the Partnerships included in the Offering Circular any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Circular; and, since the respective dates as of which information is given in the Offering Circular, there has not been any change in the capital stock or partners' equity interests, as applicable, or long-term debt of the Company, the Bond Guarantor or either Partnership, or any of their respective subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders' equity or partners' equity interests, as applicable, or results of operations of the Company, the Bond Guarantor, the Partnerships and their respective subsidiaries, otherwise than as set forth or contemplated in the Offering Circular;

       (c) Each of the Company, the Bond Guarantor, the Partnerships and their respective subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Offering Circular or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by it and its subsidiaries; and any real property and buildings held under lease by the Company, the Bond Guarantor, the Partnerships and their respective subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by them;

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       (d) Each of the Company, the Bond Guarantor and the Partnerships has been duly incorporated or organized and is validly existing as a corporation or a partnership, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Circular, and has been duly qualified as a foreign corporation or a partnership for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each of its subsidiary has been duly incorporated or organized and is validly existing as a corporation or a partnership in good standing under the laws of its jurisdiction of incorporation or organization;

       (e) The Company has an authorized capitalization as set forth in the Offering Circular, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable.

       (f) The Bonds have been duly authorized by all necessary corporate action on the part of the Company and, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Purchaser in accordance with the terms of this Purchase Agreement, will constitute a valid and legally binding obligations of the Company enforceable in accordance with their terms and entitled to the benefits provided by the indenture to be dated as of February 19, 1998 (the "Indenture") among the Company, the Bond Guarantor, NE LLC and State Street Bank and Trust Company, as Trustee (the "Trustee") and collateral agent (the "Collateral Agent"), under which they are to be issued; the Indenture has been duly authorized by the Company, the Bond Guarantor and NE LLC and, when duly executed and delivered by the Company, the Bond Guarantor, NE LLC and the Trustee, the Indenture will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Bonds and the Indenture will conform to the descriptions thereof in the Offering Circular and will be in substantially the form previously delivered to you.

       (g) The guaranty of the Bonds (the "Bond Guaranty") has been duly authorized by the Bond Guarantor and, upon the due authorization, execution, authentication, issuance and delivery of the related Bonds, will have been duly executed, issued and delivered and will constitute a valid and legally binding obligation of the Bond Guarantor, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. The Bond Guaranty will be evidenced by a notation of such Bond Guaranty by or on behalf of the Bond Guarantor in accordance with the terms of the Indenture on each Bond authenticated and delivered by the Trustee; provided, however, that the Bond Guaranty will be in full force and effect notwithstanding any failure to endorse on each Bond a notation of such Bond Guaranty. The Bond Guaranty will conform to the descriptions thereof in the Offering Circular;

       (h) The Registration Rights Agreement has been duly authorized by the Company and the Bond Guarantor. The Exchange Bonds will be duly authorized for issuance by the Company, and when executed, exchanged, authenticated, issued and delivered in accordance with the terms of the Registration Rights Agreement and the Indenture will be the valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture and enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency and reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. The Registration Rights Agreement will conform to the descriptions thereof in the Offering Circular;

       (i) The Bond Guaranty of the Company's obligations under the Exchange Bonds, which terms will be substantially identical to the terms of the Bond Guaranty (the "Exchange Guaranty"), will be duly

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

authorized by the Bond Guarantor, and upon the due authorization, execution, authentication, issuance and delivery of the related Exchange Bonds, will have been duly executed, issued and delivered and will constitute a valid and legally binding obligations of the Bond Guarantor, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; The Exchange Guaranty will be evidenced by a notation of such Exchange Guaranty by or on behalf of the Bond Guarantor, in accordance with the terms of the Indenture, on each Exchange Bond authenticated and delivered by the Trustee; provided, however, that the Exchange Guaranty will be in full force and effect notwithstanding any failure to endorse on each Exchange Bond a notation of such Exchange Guaranty.

       (j) The promissory note evidencing the Bond Guarantor's obligation to repay the Bond Loan (the "Note") has been duly authorized by the Bond Guarantor and, upon the due execution and delivery, the Note will have been duly executed, issued and delivered in accordance with the terms of the Indenture, and will constitute a valid and legally binding obligations of the Bond Guarantor, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. The Note will conform to the descriptions thereof in the Offering Circular;

       (k) The sponsor pledge agreement to be dated the Time of Delivery (the "Sponsor Pledge Agreement") among ESI LP, ESI GP, Tractebel LP, Tractebel GP, the Sponsor Guarantors (collectively, the "Sponsor Pledgors") and the Collateral Agent, has been duly authorized by each Sponsor Pledgor and, when executed and delivered by each such Sponsor Pledgor, the Sponsor Pledge Agreement will constitute a valid and legally binding obligation of each such Sponsor Pledgor, enforceable against each such Sponsor Pledgor in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles and, with respect to rights to indemnity, to federal securities law and public policy.

       (l) The Company and partner pledge agreement to be dated the Time of Delivery (the "Company and Partner Pledge Agreement") among the Company, NE LP, NE LLC (collectively, the "Company and Partner Pledgors") and the Collateral Agent, has been duly authorized by each Company and Partner Pledgors and, when executed and delivered by each such Company and Partner Pledgor, the Company and Partner Pledge Agreement will constitute a valid and legally binding obligation of each such Company and Partner Pledgor, enforceable against each such Company and Partner Pledgor in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles and, with respect to rights to indemnity, to federal securities law and public policy. The Sponsor Pledge Agreement and the Company and Partner Pledge Agreement are together referred to herein as the "Pledge Agreements" and each individually as a "Pledge Agreement." The Sponsor Pledgors and the Company and Partner Pledgors are referred to herein collectively as the "Pledgors" and each individually as a "Pledgor;"

       (m) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Bonds) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System;

       (n) Prior to the date hereof, none of the Company, the Guarantors or any of their affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Bonds;

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

       (o) The issue and sale of the Bonds and the compliance by the Company, the Bond Guarantor and NE LLC with all of the provisions of the Bonds, the Bond Guaranty, the Note, the Indenture, the Registration Rights Agreement, the Company and Partner Pledge Agreement and this Agreement (collectively, the "Company and Partner Operative Agreements") to which the Company, the Bond Guarantor or NE LLC are parties, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Company or the Bond Guarantor or any of their subsidiaries is a party or by which any of the Company or the Bond Guarantors or any of their subsidiaries is bound or to which any of the property or assets of the Company or the Bond Guarantor or any of their subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws or other organizational documents, as applicable, of the Company or the Bond Guarantor or any of their subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or the Bond Guarantor or any of their subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Bonds or the consummation by the Company, the Bond Guarantor and their subsidiaries of the transactions contemplated by the Company and Partner Operative Agreements to which any of the Company or the Bond Guarantor or any of their subsidiaries is a party, except for (i) the filing of registration statements by the Company with the Commission under the Securities Act pursuant to the Registration Rights Agreement and (ii) such consents, approvals, authorizations, registrations or qualifications as have been obtained or may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Bonds by the Purchaser or the qualifications of the Indenture under the Trust Indenture Act of 1939, as amended, as to which no representation is made;

       (p) The compliance by either Sponsor Guarantor or any of its Affiliates with the provisions of the Sponsor Pledge Agreement and this Agreement (together, the "Sponsor Operative Agreements," and collectively with the Company and Partner Operative Agreements, the "Operative Agreements") to which such Sponsor Guarantor or its Affiliates are parties, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Sponsor Guarantor or its Affiliates are parties or by which such Sponsor Guarantor or its Affiliates are bound or to which any of the property or assets of such Sponsor Guarantor or its Affiliates are subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws or other organizational documents, as applicable, of such Sponsor Guarantor or its Affiliates or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Sponsor Guarantor or its Affiliates or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for performance by such Sponsor Guarantor or its Affiliates of its obligations under the Sponsor Pledge Agreement or this Agreement to which such Sponsor Guarantor or its Affiliates are parties;

       (q) Except as otherwise set forth in the Offering Circular, all of the issued and outstanding shares of capital stock of the Company are owned directly or indirectly by ESI Northeast Energy Acquisition Funding, Inc., an Affiliate of ESI Energy, and by Tractebel Power, free and clear of all liens, encumbrances, equities or claims;

       (r) None of the Company, the Bond Guarantor, the Partnerships or any of their respective subsidiaries is in violation of its Certificate of Incorporation or By-laws or other applicable organizational documents, as applicable, or in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

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       (s) The statements set forth in the Offering Circular (i) under the caption "Description of Bonds," insofar as such statements relate to the terms of the Bonds or the provisions of documents therein described, fairly present, in all material respects, as to the Bonds and such documents, the information that would be required to be presented if the Offering Circular were a prospectus included in a registration statement on Form S-1 under the Securities Act and (ii) under the caption "Certain United States Federal Tax Considerations for Non-United States Holders", and under the caption "Underwriting," insofar as they purport to describe the provisions of the laws and documents referred to therein, are correct in all material respects;

       (t) Other than as set forth in the Offering Circular, there are no legal or governmental proceedings pending to which the Company, the Bond Guarantor or the Partnerships or any of their respective subsidiaries is a party or of which any property of them or any of their respective subsidiaries is the subject which, if determined adversely to any of them or any of their respective subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future financial position, shareholders' equity or partners' equity interests, as applicable, or results of operations of the Company, the Bond Guarantor, the Partnerships and their respective subsidiaries and, to the best of its knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

       (u) When the Bonds and the Bond Guaranty are issued and delivered pursuant to this Agreement, neither the Bonds nor the Bond Guaranty will be of the same class (within the meaning of Rule 144A under the Securities Act) as securities which are listed on a national securities exchange registered under
Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system;

       (v) None of the Company, the Bond Guarantor, NE LLC or the Partnerships is or, after giving effect to the offering and sale of the Bonds, will be an "investment company," or an entity "controlled" by an "investment company," as such terms are defined in the United States Investment Company Act of 1940, as amended (the "Investment Company Act");

       (w) None of the Company, the Bond Guarantor, the Partnerships or any of their respective affiliates, nor any person acting on its or their behalf (other than the Purchaser and its affiliates) has offered or sold the Bonds by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or, with respect to Bonds sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Securities
Act), by means of any directed selling efforts within the meaning of Rule 902 under the Securities Act and the Company, any affiliate of the Company and any person acting on its or their behalf has complied with and will implement the "offering restriction" within the meaning of such Rule 902;

       (x) Within the preceding six months, neither the Company nor any other person acting on behalf of the Company has offered or sold to any person any Bonds, or any securities of the same or a similar class as the Bonds, other than Bonds offered or sold to the Purchaser hereunder. The Company will take reasonable precautions designed to ensure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Securities Act) of any Bonds or any substantially similar security issued by the Company, within six months subsequent to the date on which the distribution of the Bonds has been completed (as notified to the Company by the Purchaser), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Bonds in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Securities Act;

       (y) None of the Company, the Bond Guarantor, the Partnerships, nor any of their respective affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes;

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       (z) Price Waterhouse LLP, who has audited certain combined financial statements of the Partnerships, and Deloitte & Touche LP, who have reviewed certain financial information of the Company and the Bond Guarantor, are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder;

       (aa) Each of the Bond Guarantor, the Partnerships and their respective subsidiaries, if any, maintains insurance of the types and in the amounts reasonably believed by the Bond Guarantor and the Partnerships to be adequate for it and its subsidiaries' respective businesses; all of which insurance is in full force and effect;

       (bb) Except as set forth in the Offering Circular, the Company, the Bond Guarantor, each Partnership and their respective subsidiaries have all necessary permits, licenses, authorizations, consents and approvals and have made all necessary filings required under any applicable United States, foreign or supranational law, regulation or rule, and have obtained all necessary authorizations, consents and approvals from other persons, material to the conduct of their respective businesses, in each case, except to the extent that the failure to obtain such permits, licenses, authorizations, consents or approval or to make such filings would not, individually or in the aggregate, reasonably be expected to have a material adverse effect; except as set forth in the Offering Circular, none of the Company, the Bond Guarantor, the Partnerships or any of their respective subsidiaries has received any notice of proceedings which remain unresolved relating to revocation or modification of any such permits, licenses, authorizations, consents or approvals, nor is the Company, the Bond Guarantor, the Partnerships or any of their respective subsidiaries in violation of, or in default under, any such permits, licenses, authorizations, consents or approvals or any applicable United States, foreign or supranational laws, regulation or rule or any decree, order or judgment applicable to the Company, the Bond Guarantor, the Partnerships or any of their respective subsidiaries, the effect of which would reasonably be expected to have a material adverse effect;

       (cc) The Company, the Bond Guarantor, the Partnerships and their respective subsidiaries, if any, are in material compliance with all Environmental Law (as such term is defined in the Offering Circular), including without limitation all permits, licenses, authorizations, consents and approvals required thereunder to conduct their respective businesses, in each case, except to the extent that the failure to obtain such permits, licenses, authorizations, consents or approvals or to make such filings would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company, NE LP or the Holders of the Bonds. Except as set forth in the Offering Circular and except to the extent that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company, NE LP or the Holders of the Bonds, none of the Company, the Bond Guarantor, the Partnerships or any of their respective subsidiaries has received any notice to the effect that, or otherwise has knowledge that, (i) the Projects (as such term is defined in the Offering Circular) are not in compliance in any material respect with, or are in violation of, any Environmental Law or permits required thereunder or (ii) any currently existing circumstances are likely to result in a failure of each such Project to comply with, or a violation of, any such Environmental Law or permits required thereunder. Except as disclosed in the Offering Circular or as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect, there are no existing or, to the knowledge of the Company, the Bond Guarantor, or the Partnerships, potential claims arising under Environmental Law against the Company, the Bond Guarantor, or the Partnerships in respect of the Projects, nor has any of them received any written notification or otherwise has any knowledge, of any allegation of any actual, or potential responsibility for, or any inquiry or investigation regarding, any disposal, release or threatened release at any location of any hazardous substance generated by the Projects;

       (dd) The Offering Circular contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act.

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       (ee) On January 14, 1998, NEA and NJEA each filed with the Federal Energy
Regulatory Commission ("FERC") Notices of Self-Recertification as a Qualifying Facility (each, a "Project QF Self-Recertification"). The Project QF Self-Recertification for each Project is in full force and effect and is not the subject of any pending or, to NE LP's best knowledge, threatened administrative or judicial proceedings. Each Project, when owned and operated in the manner contemplated by the applicable Project QF Self-Recertification, will be a Qualifying Facility and will be eligible for the benefit of the exemptions provided by 18 C.F.R. 292.60.6019(c), 292.602(b) and 292.602(c). The manner in which each Project QF Self-Recertification contemplates that each Project will be owned, operated and modified, to the extent applicable, does not differ in any material respect from the manner in which this Agreement (and the transactions contemplated by the other Operative Agreements) contemplates that the Projects will be owned, operated and modified, to the extent applicable;

       (ff) As long as each of the Projects is a Qualifying Facility in accordance with the FERC's regulations pursuant to the Public Utility Regulatory Policies Act ("PURPA"), none of the Company, the Bond Guarantor or the Partnerships is, or after giving effect to the offering and sale of the Bonds, will be, solely by reason of (A) the, direct or indirect, ownership, leasing, operation or maintenance of the Projects by the Partnerships, including operation or maintenance by an agent of the Partnerships or (B) any other transaction contemplated by this Agreement: (i) subject to regulation under Part II or III of the Federal Power Act, except for Sections 202(c), 210, 211, 212, 213, 214 and 305(c) of the Federal Power Act and the enforcement provisions of
Part III of the Federal Power Act relating thereto; (ii) an "electric utility company" for purposes of the Public Utility Holding Company Act of 1935 (the "Holding Company Act"); (iii) subject to state laws or regulations respecting the rates of electric utilities or state laws or regulations respecting the financial and organizational regulation of electric utilities (except for state laws implementing Subpart C of 18 C.F.R. Part 292); or (iv) subject to state regulation as a provider of thermal energy under applicable state laws and/or regulations;

       (gg) As long as each of the Projects is a Qualifying Facility, none of the Purchaser, the Trustee, the Collateral Agent or the Holders of the Bonds will be, solely by reason of (A) the ownership, leasing, operation or maintenance of the Projects by the Partnerships; (B) the securing of the obligations of the Company, NE LP, NE LLC or the Partnerships by imposing liens on the Collateral; (C) the Trustee's or the Collateral Agent's ownership of the Projects; or (D) any other transaction contemplated by this Agreement: (i) "primarily engaged in the generation or sale of electric power (other than electric power solely from cogeneration facilities or small power production facilities)", pursuant to FERC's PURPA regulations; (ii) an "electric utility" or an "electric utility holding company" or a wholly or partially-owned, direct or indirect, subsidiary of an "electric utility" or "electric utility holding company," pursuant to the Holding Company Act; or (iii) subject to regulation under applicable state laws and/or regulations as a state-regulated provider of utility services; and

       (hh) None of the Purchaser, the Trustee, the Collateral Agent or the Holders of the Bonds will be, solely by reason of such party's ownership or operation of either of the Projects, upon the exercise of remedies under the Indenture or the Pledge Agreement or by reason of any transaction contemplated by this Agreement: (i) subject to regulation under Part II or III of the Federal Power Act, except for Sections 202(c), 210, 211, 212, 213, 214 and 305(c) of the Federal Power Act and the enforcement provisions of Part III of the Federal Power Act relating thereto; (ii) an "electric utility company" for purposes of the Holding Company Act; (iii) subject to state laws or regulations respecting the rates of electric utilities or state laws or regulations respecting the financial and organizational regulation of electric utilities (except for state laws or regulations implementing Subpart C of 18 C.F.R. Part 292); or (iv) subject to state regulation as a provider of thermal energy under applicable state laws and/or regulations provided that (a) as a result of any transaction other than those contemplated by this Agreement, none of the Purchaser, the Trustee, the Collateral Agent or Holders of the Bonds is for purposes of the FERC's regulations under PURPA an "electric utility" or an "electric utility holding company" or a wholly or partially-owned, direct or indirect, subsidiary of an "electric utility" or

"electric utility holding company" and (b) each Project is operated in compliance with the requirements set forth in FERC's PURPA regulations for the Project to be a Qualifying Facility.

       2. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company, at a purchase price of 7.99% of the principal amount thereof, plus accrued interest, if any, from February 19, 1998 to the Time of Delivery hereunder, the Bonds.

       3. Upon the authorization by the Company of the release of the Bonds, the Purchaser proposes to offer the Bonds for sale upon the terms and conditions set forth in this Agreement and the Offering Circular and the Purchaser makes the representations, warranties and agreements set forth in Annex I to this Agreement and hereby further represents and warrants to, and agrees with the Company, the Bond Guarantor, the Sponsor Guarantors and the Partnerships that:

       (a) It will offer and sell the Bonds only to: (i) persons who it reasonably believes are "qualified institutional buyers" ("QIBs") within the meaning of Rule 144A under the Securities Act ("Rule 144A") in transactions meeting the requirements of Rule 144A or (ii) through its affiliates, in offshore transactions in reliance on Regulation S under the Securities Act (purchasers of Bonds pursuant to clauses (a)(i) and (a)(ii) of this Section 3 are referred to collectively as the "Eligible Purchasers");

       (b) It is an Institutional Accredited Investor within the meaning of Rule 501 under the Securities Act; and

       (c) It will not offer or sell the Bonds by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Securities Act.

       4. (a) The Bonds to be purchased by the Purchaser hereunder will be represented by one or more definitive global Bonds in book-entry form which will be deposited by or on behalf of the Company with The Depositary Trust Company ("DTC") or its designated custodian. The Company will deliver the Bonds to the Purchaser, for its account, against payment of the purchase price therefor by wire transfer of Federal (same day) funds, by causing DTC to credit the Bonds to the account of Goldman, Sachs & Co. at DTC. The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on February 19, 1998 or such other time and date as the Purchaser and the Company may agree upon in writing. Such time and date are herein called the "Time of Delivery." The Company will cause the definitive global Bonds to be made available to the Purchaser for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of DTC or its designated custodian (the "Designated Office"); and

       (b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Bonds and any additional documents requested by the Purchaser pursuant to Section 7(h) hereof, will be delivered at such time and date at the offices of Latham & Watkins at 885 Third Avenue, Suite 1000, New York, New York 10022 (the "Closing Location"), and the Bonds will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 3:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

       5. Each of the Company and the Bond Guarantor, jointly and severally, agrees with the Purchaser:

       (a) To prepare the Offering Circular in a form approved by you; to make no amendment or any supplement to the Offering Circular which shall be disapproved by you promptly after reasonable notice thereof; and to furnish you with copies thereof;

       (b) Promptly from time to time to take such action as you may reasonably request to qualify the Bonds for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Bonds, provided that in connection therewith neither the Company nor the Bond Guarantor shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

       (c) To furnish the Purchaser with as many copies of the Offering Circular and each amendment or supplement thereto signed by an authorized officer of the Company with the independent accountants' report(s) in the Offering Circular, and any amendment or supplement containing amendments to the financial statements covered by such report(s), signed by the accountants, as you may from time to time reasonably request, and if, at any time prior to the earlier of the Exchange or the expiration of nine months after the date of the Offering Circular, any event shall have occurred as a result of which the Offering Circular as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Circular is delivered, not misleading, or, if for any other reason it shall be necessary or in the opinion of the Company and the Bond Guarantor desirable during such same period to amend or supplement the Offering Circular, to notify you and upon your request to prepare and furnish without charge to you and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Offering Circular or a supplement to the Offering Circular which will correct such statement or omission or effect such compliance;

       (d) During the period beginning from the date hereof and continuing until the date six months after the Time of Delivery, not to offer, sell contract to sell or otherwise dispose of, except as provided hereunder any security (as defined in the Securities Act) that would be integrated with the sale of the Bonds in a manner that would require registration under the Securities Act;

       (e) Not to be or become, at any time prior to the expiration of two years after the Time of Delivery, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

       (f) At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders from time to time of Bonds, to furnish at its expense, upon request, to holders of Bonds and prospective purchasers of securities information (the "Additional Issuer Information") satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act;

       (g) If requested by you, to use its reasonable efforts to cause the Bonds to be eligible for the PORTAL trading system of the National Association of Securities Dealers, Inc. ("PORTAL");

       (h) To furnish to the registered holders of the Bonds and to any beneficial owner of the Bonds who so requests in writing as soon as practicable
(i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms (all prepared and presented in accordance with GAAP), including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the certified independent accountants of the Company and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, in each case, within the time periods specified in the Commission's rules and regulations. In addition, following consummation of the Exchange Offer, whether or not required by the rules and regulations of the Commission, the Company shall file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company shall, for so long as any Bonds remain outstanding, furnish to registered holders of the Bonds and to any beneficial owner of the Bonds who so requests the Company in writing and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. In addition, and whether or not the Company is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, the Company will be required to file with the Commission and provide to the Trustee and such holders of the Bonds, and (upon request) to broker-dealers and prospective investors, all information, documents and reports specified in Section 13 and Section 15(d) of the Exchange Act;

       (i) During a period of five years from the date of the Offering Circular, to furnish to you copies of all material reports or other material communications (financial or other) furnished to the Holders of the Bonds, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any securities exchange on which the Bonds or any class of securities of the Company or the Bond Guarantor is listed; and (ii) such additional information concerning the business and financial condition of the Company, the Bond Guarantor, the Partnerships and their respective subsidiaries, as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to the Holders of the Bonds generally or to the Commission);

       (j) During the period of two years after the Time of Delivery, neither the Company nor the Bond Guarantor will, nor will it permit any of its "affiliates" (as defined in Rule 144 under the Securities Act) to, resell any of the Bonds which constitute "restricted securities" under Rule 144 that have been reacquired by any of them;

       (k) To execute and deliver the Registration Rights Agreement;

       (l) To use the net proceeds received by it from the sale of the Bonds pursuant to this Agreement in the manner specified in the Offering Circular under the caption "Use of Proceeds;"

       (m) None of the Company, the Partnerships or the Bond Guarantor shall take or omit to take any action, or permit any person to take or omit to take any action, which action or omission could foreseeably result in: (i) either of the Projects ceasing to be a Qualifying Facility; (ii) the Company, the Bond Guarantor or the Partnerships becoming: (A) subject to regulation under Part II or the Federal Power Act, except for Sections 202(c), 210, 211, 212, 213, 214 and 305(c) of the Federal Power Act and the enforcement provisions of Part III of the Federal Power Act relating thereto, (B) an "electric utility company" for purposes of the Holding Company Act, (C) subject to state laws or regulations respecting the rates of electric utilities or state laws or regulations respecting the financial and organizational regulation of electric utilities (except for state laws or regulations implementing Subpart C of 18 C.F.R. Part
292) or (D) subject to state regulation as a provider of thermal energy under applicable state laws and/or regulations; or (iii) the Purchaser, the Trustee or the Collateral Agent becoming (A) "primarily engaged in the generation or sale of electric power (other than electric power solely from cogeneration facilities or small power production facilities)", pursuant to FERC's PURPA regulations,
(B) an "electric utility" or an "electric utility holding company" or a wholly or partially-owned, direct or indirect, subsidiary of an "electric utility" or "electric utility holding company" pursuant to the

Holding Company Act, or (C) subject to regulation under applicable state laws and/or regulations as state-regulated provider of utility services; and

       (n) Except as otherwise expressly permitted by the Indenture and the Project Indenture, the Bond Guarantor will not permit any Partnership to sell any electricity generated by the Project to any retail end-user (i.e., industrial, commercial or residential electric customers), without first obtaining the approvals pursuant to the terms of the Project Indenture and the Indenture;

       provided, however that the obligations of the Company and the Bond Guarantor to comply with clauses (m) and (n) of this Section 5 shall cease upon the execution and delivery of the Indenture by all parties thereto and the consummation of the transactions contemplated therein.

       6. Each of the Company and the Guarantors, jointly and severally, covenants and agrees with the Purchaser that it will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's and the Bond Guarantor's counsel and accountants in connection with the issue of the Bonds and the Bond Guaranty and all other expenses in connection with the preparation, printing and filing of the Preliminary Offering Circular and the Offering Circular and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Purchaser and dealers; (ii) the cost of printing or producing the Operative Agreements, the Blue Sky and Legal Investment Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Bonds and the Guarantees; (iii) all expenses in connection with the qualification of the Bonds and the Guarantees for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Purchaser in connection with such qualification and in connection with the Blue Sky and legal investment surveys;
(iv) any fees charged by securities rating services for rating the Bonds; (v) the cost of preparing the global Bonds and the Guarantees; (vi) the fees and expenses of the Trustee, the Collateral Agent and any agent of the Trustee and the Collateral Agent approved by the Company and the reasonable fees and disbursements of counsel for the Trustee and the Collateral Agent in connection with the Indenture and the Bonds and the Guarantees; (viii) any cost incurred in connection with the designation of the Bonds for trading in PORTAL and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Purchaser will pay all of its own costs and expenses, including the fees of its counsel, transfer taxes on resale of any of the Bonds by the Purchaser, and any advertising expenses connected with any offers it may make.

       7. Conditions Precedent to the obligations of the Purchaser:

       (a) The obligations of the Purchaser hereunder shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Company and each of the Guarantors herein are, at and as of the Time of Delivery, true and correct, to the condition that the Company and each of the Guarantors shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

       (b) Latham & Watkins, counsel for the Purchaser, shall have furnished to you such opinion or opinions, dated the Time of Delivery, in form and substance as set forth in Exhibit A hereto and with respect to such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

       (c) Orrick, Herrington & Sutcliffe LLP (or, with respect to certain issues, other counsel satisfactory to you), counsel for the Company and the Guarantors, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance as set forth in Exhibit B hereto and otherwise satisfactory to you;

       (d) Orrick, Herrington & Sutcliffe LLP, counsel for the Company and the Guarantors, shall have furnished to you their written tax opinion, dated the Time of Delivery, in form and substance as contained in Orrick, Herrington & Sutcliffe LLP's opinion set forth in Exhibit B hereto;

       (e) On the date of the Offering Circular prior to the execution of this Agreement and also at the Time of Delivery, each of Deloitte and Touche and Price Waterhouse LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex II hereto;

       (f) (i) None of the Company, the Bond Guarantor or the Partnerships or any of their subsidiaries shall have sustained since the date of the latest audited financial statements included in the Offering Circular any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Circular, and (ii) since the respective dates as of which information is given in the Offering Circular there shall not have been any change in the capital stock of the Company or long-term debt of the Company, the Bond Guarantor or the Partnerships or any of their respective subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or partners' equity interests, as applicable, or results of operations of it and its subsidiaries, otherwise than as set forth or contemplated in the Offering Circular, the effect of which, in any such case described in Clause (i) or (ii), is in the judgment of the Purchaser so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Bonds on the terms and in the manner contemplated in this Agreement and in the Offering Circular;

       (g) On or after the date hereof (A) (i) the ratings of the Bonds shall be at least "Ba1" by Moody's Investors Services, Inc. ("Moody's") and "BB" by Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, Inc. ("S&P") and (ii) neither Moody's nor S&P shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Bonds and (B) (i) no downgrading shall have occurred in the rating accorded to ESI Tractebel Funding Corp.'s debt securities by Moody's or S&P and
(ii) neither Moody's nor S&P shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of ESI Tractebel Funding Corp.'s debt securities;

       (h) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company's securities on; (iii) a general moratorium on commercial banking activities declared by either Federal or New York; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this Clause, in the judgment of the Purchaser makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Bonds on the terms and in the manner contemplated in the Offering Circular;

       (i) The Bonds have been designated for trading on PORTAL; and

       (j) Each of the Company and the Guarantors shall have furnished or caused to be furnished to you at the Time of Delivery certificates of its officers (or in the case of a partnership, certificates of officers of its general partners) satisfactory to you as to the accuracy of the representations and warranties of the Company and the Guarantors herein at and as of such Time of Delivery, as to the performance by each of the Company and the Guarantors of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a), (f) and (g) of this Section and as to such other matters as you may reasonably request.

       8. (a) The Company and each of the Guarantors, collectively referred to herein as the "Indemnifying Parties" and each individually as the "Indemnifying Party") will, jointly and severally, indemnify and hold harmless the Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Offering Circular, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and will reimburse the Purchaser for any legal or other expenses reasonably incurred by the Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company or the Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Circular or the Offering Circular or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company or the Guarantors by the Purchaser expressly for use therein.


       (b) The Purchaser will indemnify and hold harmless the Indemnifying Parties against any losses, claims, damages or liabilities to which such Indemnifying Parties may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular or the Offering Circular, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Circular or the Offering Circular or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Indemnifying Parties by the Purchaser expressly for use therein; and will reimburse the Indemnifying Parties for any legal or other expenses reasonably incurred by such Indemnifying Parties in connection with investigating or defending any such action or claim as such expenses are incurred.

       (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and
(ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

       (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Parties on the one hand and the Purchaser on the other from the offering of the Bonds. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Indemnifying Parties on the one hand and the Purchaser on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Indemnifying Parties on the one hand and the Purchaser on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Indemnifying Parties bear to the total underwriting discounts and commissions received by the Purchaser, in each case as set forth in the Offering Circular. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Parties on the one hand or the Purchaser on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Indemnifying Parties and the Purchaser agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Purchaser shall not be required to contribute any amount in excess of the amount by which the total price at which the Bonds were offered to investors exceeds the amount of any damages which the Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

       (e) The obligations of the Indemnifying Parties under this Section 8 shall be in addition to any liability which the Indemnifying Parties may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Purchaser within the meaning of the Securities Act; and the obligations of the Purchaser under this Section 8 shall be in addition to any liability which the Purchaser may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Indemnifying Parties and to each person, if any, who controls any Indemnifying Parties within the meaning of the Securities Act.

       9. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Guarantors and the Purchaser, as set forth in this Agreement or made by them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by the Purchaser or any controlling person of the Purchaser, or any of the Company or the Guarantors, or any officer or director or controlling person thereof, and shall survive delivery of and payment for the Bonds.

       10. If for any other reason, the Bonds are not delivered by or on behalf of the Company as provided herein, the Company and each of the Guarantors, jointly and severally, will reimburse you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by you in making preparations for the purchase, sale and delivery of the Bonds, but the Company and the Guarantors shall then be under no further liability to you except as provided in Sections 6 and 8 hereof.

       11. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Initial Purchaser shall be delivered or sent by mail, telex or facsimile transmission to you at 85 Broad Street, New York, New York 10004, Attention: Registration Department; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Offering Circular, Attention: Secretary.

       12. This Agreement shall be binding upon, and inure solely to the benefit of the Purchaser, the Company and the Guarantors and, to the extent provided in Sections 8 and 10 hereof, the officers and directors thereof and each person who controls any of the Company, the Guarantors, or the Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Bonds from the Purchaser shall be deemed a successor or assign by reason merely of such purchase.

       13. Time shall be of the essence of this Agreement.

       14. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

       15. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.


                            [Signature page follows]

         If the foregoing is in accordance with your understanding, please sign and return to us (one for each of the Company, the Bond Guarantor, each Sponsor Guarantor and the Purchaser plus one for each counsel) counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between you and each of the Company, the Bond Guarantors and the Sponsor Guarantors.

                                       Very truly yours,

                                       COMPANY

                                       ESI TRACTEBEL ACQUISITION CORP.


                                       By:  /s/ Glenn E. Smith
                                            ----------------------------
                                               Name:   Glenn E. Smith
                                               Title:  Vice President

                                       BOND GUARANTOR

                                       NORTHEAST ENERGY, LP,

                                       By:     ESI NORTHEAST ENERGY GP, INC.,
                                               as a general partner

                                               By:  /s/ Glenn E. Smith
                                                   ----------------------------
                                                   Name:   Glenn E. Smith
                                                   Title:  Vice President

                                       By:     TRACTEBEL NORTHEAST
                                               GENERATION GP, INC.,
                                               as a general partner

                                               By:  /s/ James E. Hammelman
                                                   ----------------------------
                                                   Name:   James E. Hammelman
                                                   Title:  Vice President and
                                                           Treasurer

                                       SPONSOR GUARANTORS

                                       ESI ENERGY, INC.

                                       By:  /s/ Glenn E. Smith
                                            ----------------------------
                                               Name:   Glenn E. Smith
                                               Title:  Vice President

                                       TRACTEBEL POWER, INC.

                                       By:     /s/ James E. Hammelman
                                               ------------------------------
                                               Name:   James E. Hammelman
                                               Title:  Vice President and
                                                       Treasurer


Accepted as of the date hereof


/s/ Goldman, Sachs & Co.
---------------------------
(Goldman, Sachs & Co.)

                                                                       EXHIBIT A


                       Form of Opinion of Latham & Watkins

                                                                       EXHIBIT B


       Form of Opinion of Orrick, Herrington & Sutcliffe and Other Counsel

                                                              EXHIBIT B - PART V


                            Opinion of Texas Counsel

                      (in form and substance substantially
  identical to the Opinion of Florida Counsel set forth in Exhibit B - Part IV)

                                                                         ANNEX I


         Representations and Warranties of the Purchaser referred to in
Section 3:

         (1) The Bonds have not been and will not be, other than as provided in the Registration Rights Agreement, registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. The Purchaser represents that it has offered and sold the Bonds and will offer and sell the Bonds (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Time of Delivery, only in accordance with Rule 903 of Regulation S or the Rule 144A under the Securities Act. Accordingly, the Purchaser agrees that neither it, its affiliates nor any persons acting on its behalf has engaged or will engage in any directed selling efforts with respect to the Bonds, and it and they have complied and will comply with the offering restrictions requirement of Regulation S. The Purchaser agrees that, at or prior to confirmation of sale of Bonds (other than a sale pursuant to Rule 144A) it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Bonds from it during the restricted period a confirmation or notice to substantially the following effect:

                 "The Bonds covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S."

Terms used in this paragraph have the meanings given to them by Regulation S.

         The Purchaser further agrees that it has not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the Bonds except with its affiliates or with the prior written consent of the Company.

         In addition,

                 (A) except to the extent permitted under U.S. Treas. Reg. ss. 1.163-5(C)(2)(i)(D) (the "D Rules"), (i) the Purchaser agrees that it has not offered or sold, and during the restricted period will not offer or sell, Bonds in bearer form to a person who is within the United States or its possessions or to a U.S. person, and (ii) it has not delivered and will not deliver within the United States or its possessions definitive Bonds in bearer form that are sold during the restricted period;

                 (B) the Purchaser represents and agrees that it has, and throughout the restricted period will have, in effect procedures reasonably designed to ensure that its employees or agents who are directly engaged in selling Bonds in bearer form are aware that such Bonds may not be offered or sold during the restricted period to a person who is within the United States or its possessions or to a United States person, except as permitted by the D Rules;

                 (C) if it is a United States person, the Purchaser represents that it is acquiring the Bonds in bearer form for purposes of resale in connection with their original issuance and if it retains Bonds in bearer form for its own account, it will only do so in accordance with the requirements of U.S. Treas. Reg. ss. 1.163-5(c)(2)(i)(D)(6); and

                 (D) with respect to each affiliate that acquires from it Bonds in bearer form for the purpose of offering or selling such Bonds during the restricted period, the Purchaser either (i) repeats and confirms the representations and agreements contained in clauses (A), (B) and
         (C) on its behalf or (ii) agrees that it will obtain from such affiliate for the Company's benefit the representations and agreements contained in clauses (A), (B) and (C).

Terms used in this paragraph have the meanings given to them by the United States Internal Revenue Code and regulations thereunder, including the D Rules.

         (2) Notwithstanding the foregoing, Bonds in registered form may be offered, sold and delivered by the Purchaser in the United States and to U.S. persons pursuant to Section 3 of this Agreement without delivery of the written statement required by paragraph (1) above.

         (3) The Purchaser further represents and agrees, on behalf of itself and its affiliates, that (i) it has not offered or sold and prior to the date six months after the date of issue of the Bonds will not offer or sell any Bonds to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (b) it has complied, and will comply, with all applicable provisions of the Financial Services Act of 1986 of Great Britain with respect to anything done by it in relation to the Bonds in, from or otherwise involving the United Kingdom, and (C) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issuance of the Bonds to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 of Great Britain or is a person to whom the document may otherwise lawfully be issued or passed on.

         (4) The Purchaser agrees that it will not offer, sell or deliver any of the Bonds in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Bonds in such jurisdictions. The Purchaser understands that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purpose. The Purchaser agrees not to cause any advertisement of the Bonds to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Bonds, except in any such case with Goldman, Sachs & Co.'s express written consent and then only at its own risk and expense.

                                                                        ANNEX II


    Forms of Comfort Letters of Price Waterhouse LLP and Deloitte & Touche LP





                                      A-1